CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form N-14 of the John Hancock High Income Fund of our report for John Hancock High Yield Fund dated July 25, 2005, for the year ended May 31, 2005 in the Combined Proxy Statement and Prospectus, which constitutes part of this Registration Statement, and to the reference to us under the heading "Experts" in such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 15, 2005

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 of our report dated July 25, 2005, relating to the financial statements and financial highlights which appears in the May 31, 2005 Annual Report to Shareholders of the John Hancock High Income Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Experts", "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP


Boston, Massachusetts
September 16, 2005